Exhibit 10.31
AMENDMENT NO. 1 TO
TECHNOLOGY LICENSE AGREEMENT
     This Amendment No. 1 to Technology License Agreement (the “Amendment”) is entered into as of March 4, 2011 (the “Effective Date”) by and between Atheros Communications, Inc. (“Atheros”), with principal business address at 1700 Technology Drive, San Jose, CA 95110, and Aruba Wireless Networks (“Company”), with a principal business address at 1344 Crossman Ave, Sunnyvale, CA 94089.
     Whereas, Atheros and Company entered into the Technology License Agreement (“TLA”) effective November 1, 2004; and
     Whereas, the parties wish to amend the TLA as set forth herein.
     Therefore, the parties agree as follows:
1.	The following additional items are hereby added to the chart set forth in Section 6.1 of Exhibit A to the Agreement:

Documentation	Modules
Baseband Register Map
Host Interface Registers
MAC DCU Registers
MAC DMA Registers
MAC PCU Registers
MAC QCU Registers
2.	The documentation listed in Section 1 of this Amendment shall be deemed “Technical Documentation” and “Confidential Information” as such terms are defined in the TLA; provided, however, that notwithstanding such designation, Company shall not disclose the foregoing documentation to any contractors or other persons, except employees of Company who have a need to use the documentation for the development, manufacture and support of the Designated Equipment.

3.	Except as amended hereby, the TLA shall remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment by persons duly authorized, to be effective as of the Effective Date above written.

ATHEROS COMMUNICATIONS, INC.	ARUBA WIRELESS NETWORKS

/s/ Dan Rabinovitsj	/s/ Oren Levy

Authorized Signature	Authorized Signature

Dan Rabinovitsj	Oren Levy

Name	Name

SVP & GM	Sr. Director, Commercial Law

Title	Title

9/6/2011	March 4, 2011

Date	Date